                                                                      Exhibit 15


                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


May 1, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 26, 2002 on our review of interim financial information of Rouge Industries, Inc. (the "Company") as of and for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Registration No. 33-88518, No. 33-88520, No. 333-53741, No. 333-53743 and No. 333-75620).

Very truly yours,





PricewaterhouseCoopers LLP
Detroit, Michigan